                                                                   EXHIBIT 10.14

                            CASTLE SERVICE CO., LLC
                      c/o Castle American Enterprises, LLC
                                 405 Cedar Lane
                            Teaneck, New Jersey 07666




                                November 6, 1997

VIA FACSIMILE AND FEDERAL EXPRESS

ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, California 92626
Attention: Legal Department

                        Re: PROSPECT PARK RESIDENCE, LLC

Ladies and Gentlemen:

               Reference is hereby made to that certain Operating Agreement of Prospect Park Residence, LLC (the "Operating Agreement"), effective as of February 23, 1996 among Castle Service Co., LLC, a New Jersey limited liability company (formerly known as Castle Senior Living, LLC, formerly known as DKL Ventures, LLC ("Existing Castle")) and ARV Assisted Living, Inc., a California corporation ("ARV"). Capitalized terms used herein without definition have the meanings assigned to such terms in the Operating Agreement.

               1. Buy-Sell Offer. In accordance with Section 14.1 of the Operating Agreement and subject to the terms and conditions of this letter agreement, this Paragraph shall constitute an offer, by Existing Castle, to purchase all of the Shares owned by ARV (the "ARV Shares") for a purchase price of $5,280,000, plus, the outstanding principal amount of the Loans (as such term is hereinafter defined) plus interest accrued on such Loans through the Closing (the "Purchase Price"), and an invocation of the buy-sell provisions set forth in Section 14 of the Operating Agreement. ARV acknowledges that for purposes of this letter agreement only, the offer set forth in this Paragraph 1 constitutes a "Buy-Sell Offer" under Section 14.1 of the Operating Agreement and that for purposes of the Buy-Sell Offer set forth in this Paragraph (and not for purposes of any other Buy-Sell Offer) ARV waives any other conditions precedent to the delivery by Existing Castle to ARV of such Buy-Sell Offer which have not yet been satisfied;


                                      G-1


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provided, however, that nothing set forth in this letter agreement shall relieve
Existing Castle from its obligations set forth in the second sentence of Section
14.1 of the Operating Agreement.

               2. Time Periods for Delivery of Reply Notice and Closing; Waiver of Buy-Sell Lockout Period. Without limiting any provision of the Operating Agreement, the parties hereto agree that for purposes of the Buy-Sell Offer set forth in Paragraph 1 above:

                      (a) (i) notwithstanding the provisions of Section 14.2 of the Operating Agreement, ARV shall have forty-five (45) days after the execution by the parties hereto of this letter agreement to send the Reply Notice to Existing Castle and (ii) notwithstanding the provisions of Section 14.3 of the Operating Agreement, the Closing shall occur on a date selected by the purchasing Member (the "Purchasing Member"), such date to be not more than thirty (30) days after Existing Castle's receipt of a Reply Notice or the expiration of the 45-day period set forth in clause (a)(i) above; and

                      (b) the provisions of Section 14.7 of the Operating Agreement shall be of no force or effect.

               The parties hereto agree that the provisions set forth in this Paragraph shall apply only for purposes of the Buy-Sell Offer set forth in Paragraph 1 above, and shall not be deemed of any force or effect for purposes of any future Buy-Sell Offers under the Operating Agreement and in any event, upon termination of this letter agreement.

               3. Loans to the LLC. The parties hereto acknowledge that (i) ARV has made certain loans to the LLC (collectively, the "ARV Loans") and (ii) Existing Castle has made certain loans to the LLC (collectively, the "Existing Castle Loans; the Existing Castle Loans and the ARV Loans are, collectively, the "Loans"). All Loans bear interest at the rate of nine percent (9%) per annum compounded annually (the "Interest Rate"). As of September 30, 1997, the outstanding balance of the ARV Loans, including interest accrued thereon at the Interest Rate, equals $16,039,651.15 and the outstanding balance of the Existing Castle Loans, including interest accrued thereon at the Interest Rate, equals $61,305.59. It is understood that the outstanding balance of each Loan on September 30, 1997, shall include accrued interest thereon at the Interest Rate and each such Loan, together with such interest, shall accrue interest at the Interest Rate through the Closing and shall be included in the Purchase Price. The parties agree that if ARV is the Purchasing Member, the ARV Loans, plus interest accrued thereon through the Closing, at the Interest Rate, shall


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be deducted from the Purchase Price payable to Existing Castle at the Closing to the extent said ARV Loans have not theretofore been repaid to ARV by the LLC, and if Existing Castle is the Purchasing Member, the Existing Castle Loans, plus interest accrued thereon through the Closing, at the Interest Rate, shall be deducted from the Purchase Price payable to Existing Castle at the Closing to the extent said Existing Castle Loans have not theretofore been repaid to Existing Castle by the LLC. Other than as expressly set forth in this letter agreement, any Loan made by any Member or by an affiliate of any Member, to the LLC after the date hereof shall be evidenced by a promissory note substantially in the form annexed hereto as Exhibit A, with such changes thereto as shall be acceptable to the Members and such Loan shall accrue interest at (A) the Interest Rate, from the date such Loan is made, to and including the maturity date of the note evidencing such Loan and (B) if such Loan is not repaid on or prior to the maturity date set forth in the note evidencing such Loan, at the default rate of interest set forth in such note from the day immediately succeeding the maturity date of such note, to and including the date such Loan is repaid, in full, to the lender thereunder.

               4. The Project Management Fee. The parties hereto acknowledge that ARV shall be paid a management fee in the amount set forth in Section 4.6.1 of the Operating Agreement for the period commencing August 1, 1997, through the Closing (the "Management Fee"). If Existing Castle is the Purchasing Member, the Management Fee shall be paid by Existing Castle, in full, to ARV at the Closing, simultaneously with the payment of the Purchase Price to the extent said Management Fee has not theretofore been paid to ARV by the LLC.

               5. The Construction Management Fee. The parties hereto agree that notwithstanding the provisions of Section 4.6.2 of the Operating Agreement, Existing Castle shall, at Closing, be paid a construction management fee (the "Construction Management Fee") of four percent (4%) of the hard construction costs of the construction of the Project, subject to the holdback provided in Paragraph 8, if any. The parties hereto agree that (a) the total amount of the Construction Management Fee shall be $425,000.00, and (b) the Construction Management Fee shall accrue interest at the Interest Rate from October 1, 1997, through the Closing, it being understood that subject to Paragraph 7(b), the portion of the Construction Management Fee, if any, constituting the Punchlist Holdback (as such term is hereinafter defined) shall not bear interest after the Closing. If ARV is the Purchasing Member, the Construction Management Fee, less the Punchlist Holdback, if any, shall be paid by ARV to Existing Castle at the Closing, simultaneously with the payment of the Purchase Price, to the extent such Construction Management Fee has not theretofore been paid to Existing Castle by the LLC.

               6. Start-Up Losses; Construction Costs. (a) Until the earlier to occur of (i) the Closing and (ii) December 31, 1997, ARV shall, from time to time loan to the LLC such sums, not to exceed $400,000, as may reasonably be required in connection with the operation of the business pursuant to its obligations under the Operating Agreement, with interest accruing on such loans at the rate of 9% per annum, compounded annually, and the LLC shall execute and deliver to ARV a promissory note in respect of each such loan (each such loan, a "Start-up Loan"), substantially in the form of Exhibit A annexed to this letter agreement. Should any sums beyond the $400,000 referenced in the foregoing sentence be used for operation of the Project, such sums shall be the sole responsibility of the Purchasing Member; any sums advanced by ARV pursuant to this sentence shall be deemed ARV loans, and any sums advanced by Existing Castle pursuant to this sentence shall be deemed Existing Castle Loans.

               (b) ARV shall, from time to time (but no more often than once in any calendar month) loan to the LLC such sums as may reasonably be required in connection with the construction of the Project, with interest accruing on such loans at the rate of 9% per annum, compounded annually, and the LLC shall execute and deliver to ARV a promissory note in respect of each such loan (each such loan, a "Construction Loan"), substantially in the form of Exhibit A annexed to this letter agreement. Each request for a Construction Loan shall be in writing and shall be accompanied by (i) a description of the work performed which is the subject of such request, the parties which performed such work and the actual cost thereof, and also certifying that upon receipt of such payment, such work and materials will be free and clear of mechanics', materialmens', and similar liens, and (ii) such waivers of liens and such other evidences of cost, payment and performance as ARV may reasonably require.

               (c) The parties hereto agree that (i) each Start-up Loan and each Construction Loan, except for any funds provided by Existing Castle, shall constitute an "ARV Loan", as defined in this letter agreement, (ii) if the transactions contemplated by this letter agreement are not consummated in accordance with the terms of this letter agreement, then ARV shall not be obligated to make any other loans or Capital Contributions to the LLC, other than as expressly set forth in the Operating Agreement and (iii) no Start-up Loan shall be applied by the LLC to the cost of construction of the Project.

               7. Punchlist Items. (a) The parties hereto have heretofore agreed upon a list of final punchlist items required to be completed in connection with the construction of the Project (the "Punchlist Items"), a copy of which is annexed hereto as Exhibit B. The parties acknowledge that certain mechanic's liens in favor of (i) Higdon Elevator in the amount of $8,052.99, (ii) Bruce Supply Company in the amount of $26,957.26 and (iii) Nordic Craft in the amount of approximately $100,000.00 have been filed as a result of certain disputes between these contractors and the LLC. The parties shall cooperate in all respects in order to arrange for the LLC to obtain appropriate surety bonds or full lien releases upon payment or settlement with respect to such mechanic's liens. Such claims shall be disposed of by the LLC in such manner as the parties shall reasonably approve. The resolution of the claims evidenced by such mechanic's liens shall be deemed additional Punchlist Items. The parties hereto agree that the Punchlist Items shall constitute the only items in respect of the construction of the Project which remain incomplete on the date hereof, subject to latent defects. The parties hereto (A) shall


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cooperate with each other so as to cause the completion of the Punchlist Items prior to the Closing and (B) acknowledge that subject to the terms of Paragraph 7(b) and the terms of any contracts between the LLC and any contractor performing work in connection with construction of the Project, the cost of completion of the Punchlist Items shall be payable by the LLC.

                      (b) If the Punchlist Items have not been completed on or prior to the Closing, then (i) Existing Castle shall, solely in its capacity as construction manager of the Project, cause the Punchlist Items to be completed, to ARV's reasonable satisfaction, as soon after the Closing as shall be practicable and (ii) at the Closing, a portion of the Construction Management Fee (the "Punchlist Holdback") equal to 150% of the estimated cost to complete the Punchlist Items (less any holdbacks due to subcontractors directly responsible for completing such incompleted Punchlist Item), shall be held by Fried, Frank, Harris, Shriver, & Jacobson, in escrow, in an interest-bearing account, until the completion, to the reasonable satisfaction of ARV of the Punchlist Items; provided, however, that if the parties hereto disagree as to whether the Punchlist Items have been substantially completed, then such parties shall immediately request that Fried, Frank, Harris, Shriver & Jacobson and Goodwin, Procter & Hoar, LLP, within five (5) days after such request, select an independent architect (the "Architect"), licensed by the State of New York, certified by the American Institute of Architects and having its offices located in the City of New York, to determine, on an expedited basis, whether such Punchlist Items have been substantially completed. The LLC shall pay, immediately upon rendering of an invoice therefor by such Architect, the fees and expenses of such Architect, it being understood that ARV shall not be required to make any loans to the LLC in which the proceeds thereof would be used to pay such Architect's fees and expenses. For purposes of this Paragraph 7(b) the Punchlist Items shall be deemed to be "substantially completed" if such items are completed, other than with respect to minor details or adjustments which do not materially interfere with the use or occupancy of the Project. If the Punchlist Items are not completed, to ARV's or the Architect's reasonable satisfaction, as applicable, in timely fashion, ARV on behalf of the LLC shall have the right to cause the Punchlist Items to be completed at the earliest possible date. Although the LLC shall at all times shall bear the cost of completing the Punchlist Items, Existing Castle shall be liable to the LLC to the extent of the Punchlist Holdback for any additional third party costs or expenses which may be incurred by ARV on behalf of the LLC in coordinating and supervising the completion of such Punchlist Items, as a result of the failure of Existing Castle to coordinate and supervise the completion of such Punchlist Items in timely fashion (including, without limitation, construction management, architect's and any other third party fees and expenses incurred by ARV on behalf of the LLC in connection with the completion of such Punchlist Items). When the Punchlist Items have been completed, the entire Punchlist Holdback shall be paid over to Existing Castle, less the costs and expenses described in the immediately preceding sentence.

               8. Payment of Transfer Taxes; Transfer Tax Indemnity. The parties hereto agree that any state or city transfer taxes payable in connection with the sale to the Purchasing Member of the non-Purchasing Member's Shares shall be payable, at the Closing, by the non-Purchasing Member and the parties shall each complete, execute and deliver such transfer tax returns as may be required by applicable law at the Closing. The parties hereto agree that the non-Purchasing Member shall indemnify and hold the Purchasing Member harmless from and against all loss, cost and expense such Purchasing Member may incur in connection with any transfer or similar tax or imposition payable in connection with the sale to the Purchasing Member of the non-Purchasing Member's Shares, including, without limitation, the taxes described in the immediately preceding sentence.

               9. Delivery of Certain Documentation. (a) Existing Castle represents and warrants to ARV that on or prior to the date hereof, true, correct and complete copies of the following documents have been delivered to
ARV:

                           (i) (A) estoppel certificates, (B) rent commencement
certificates, (C) leases and (D) any other agreements between Existing Castle or the LLC and all tenants, in each case, from all tenants at the Project and described on Exhibit C annexed hereto;

                           (ii) a list, to Existing Castle's knowledge, of all
contractors performing work in connection with the construction of the Project; and

                           (iii) to Existing Castle's knowledge, all contracts
relating to the construction of the Project, a list of which shall be annexed hereto as Exhibit D-1 within five (5) days after the date hereof.

                      (b) If ARV is the Purchasing Member, Existing Castle shall deliver to ARV, on or prior to the Closing, originals of each of the following documents:

                           (i) all contracts in Existing Castle's possession or
control, relating to the construction of the Project;

                           (ii) all existing affidavits in Existing Castle's
possession or control, delivered by each contractor in respect of the construction of the Project and relating to the LLC's J51 application for real estate tax exemption in respect of the Project and any other affidavits or other original documentation in Existing Castle's possession and control, required to be submitted to any governmental authority by the LLC in connection with the filing of such J51 application;

                           (iii) all existing final and interim lien waivers in
Existing Castle's possession or control, executed and acknowledged by each contractor performing work in connection with the construction of the Project; and

                           (iv) all books and records of the LLC which are
maintained by Existing Castle and are in Existing Castle's possession, in each case, in its capacity as a Member.

                      (c) ARV represents and warrants to Existing Castle that on or prior to the date hereof, true, correct and complete copies of the following documents have been delivered to Existing Castle:

                           (i) to ARV's knowledge, a list of all parties
performing work in connection with the operation or construction of the Project which are paid by ARV, on behalf of the LLC, through ARV's accounts payable system or otherwise, and as set forth in Exhibit E annexed hereto;

                           (ii) to ARV's knowledge, all contracts relating to
the operation of the Project (including such contracts relating to the supply of furniture, fixtures and equipment to the Project), a list of which are set forth on Exhibit D-2 annexed hereto; and

                           (iii) all books and records of the LLC which are
maintained by ARV and are in ARV's possession, in each case, in its capacity as a Member.

                      (d) If Existing Castle is the Purchasing Member, ARV shall deliver to Existing Castle, on or prior to the Closing, originals of each of the following documents:

                           (i) all contracts in ARV's possession or control
relating to the Project;

                           (ii) all existing final and interim lien waivers in
ARV's possession or control, executed and acknowledged by each contractor performing work in connection with the Project; and

                           (iii) all books and records of the LLC which are
maintained by ARV and are in ARV's possession, in each case, in its capacity as a Member or as manager of the Project, including without limitation, general ledgers and cancelled checks.

               10. Redemption of Equity Interest in PPRHHC. In consideration of the Purchase Price, at Closing, the non-Purchasing Member and the Purchasing Member shall each cause Prospect Park Residence Home Health Care, Inc. a New York corporation ("PPRHHC") to redeem, for no consideration, each of the shares of capital stock in PPRHHC held by the non-Purchasing Member. The non-Purchasing Member shall fully and promptly cooperate with the Purchasing Member and PPRHHC in connection with such redemption, including, without limitation (a) delivering original stock certificates and any other evidence of the non-Purchasing Member's ownership interest in PPRHHC to PPRHHC at the Closing, (b) on or prior to the date which is fifteen (15) days before the Closing, together with the Purchasing Member, executing and delivering written notices required by any applicable governmental authority, as determined by the Purchasing Member, describing the proposed redemption described in this Paragraph 10, the names of the persons anticipated to be officers and/or directors of PPRHHC after the Closing and any other information required to be contained in such notice by such governmental authority and (c) on the Closing date, together with the Purchasing Member, executing and delivering written notices to such governmental authorities, confirming that matters described in clause (b) have occurred and, if applicable, describing any changes to the information contained in the notice originally delivered in accordance with such clause (b).

               11. Transfers to Nominees. The Purchasing Member may assign its rights and obligations under this letter agreement to its nominee or designee so long as (a) the Purchasing Member retains full liability for the performance of all of its obligations under this letter agreement notwithstanding any assignment to such nominee or designee and (b) the Purchasing Member shall provide written notice to the non-Purchasing Member of such assignment, including a copy of the instrument of assignment, which instrument shall include the assumption by the assignee of all of the Purchasing Member's obligations hereunder and such instrument shall be reasonably acceptable to the non-Purchasing Member.

               12. Representations of Existing Castle. Existing Castle hereby represents and warrants to ARV as follows:

                      (a) each of the leases of space at the Project described on Exhibit C annexed hereto, are unmodified and are in full force and effect, and such leases constitute the sole and complete agreement between the LLC and the applicable tenants thereunder; provided, however, that Park Slope Geriatric Day Center, Inc. has informed Existing Castle that it is having difficulty in raising the funds necessary for its tenant improvements in its space at the Project;

                      (b) each of the estoppel certificates and rent commencement certificates, in each case, described on Exhibit C annexed hereto, are unmodified and Existing Castle has not received or agreed to, whether orally, or in writing, any modifications or revocations of such estoppel certificates or rent commencement certificates;

                      (c) Existing Castle is a limited liability company, duly formed and existing in good standing under the laws of the State of New Jersey;

                      (d) Existing Castle hereby consents and submits to the jurisdiction of the federal and state courts located in the State and County of New York and appoints the law firm of Roberts & Holland LLP attn: Elliot Pisem as its agent to receive service of process in connection with any matter arising out of or relating to the Project or this letter agreement; and

                      (e) Existing Castle has full limited liability company power and authority to execute and deliver this letter agreement.

               At closing, Existing Castle shall deliver to ARV a certificate updating such representations to the date of Closing. Existing Castle's representations set forth in this Paragraph shall survive the Closing.

               13. Representations of ARV. ARV hereby represents and warrants to Existing Castle as follows:

                      (a) ARV represents and warrants to Existing Castle that the books and records of the LLC which are maintained by ARV and are in ARV's possession, in each case, in its capacity as a Member or as manager of the Project, and which books and records have heretofore been examined by or made available for examination by representatives of Existing Castle, constitute the only books and records of the LLC maintained by ARV, in its capacity as a Member or as manager of the Project, and are true, correct and complete in all material respects;

                      (b) ARV is a corporation, duly formed and existing in good standing under the laws of the State of California;

                      (c) ARV is authorized to transact business in the State of New York, hereby consents and submits to the jurisdiction of the federal and state courts located in the State and County of New York and appoints the law firm of Fried, Frank, Harris, Shriver & Jacobson attn: Jon Mechanic as its agent to receive service of process in connection with any matter arising out of or relating to the Project or this letter agreement;

                      (d) ARV has full corporate power and authority to execute and deliver this letter agreement; and

                      (e) A true and complete list of all contracts entered into by ARV on behalf of the LLC, in connection with the Project, is annexed hereto as Exhibit D-3.

               At Closing, ARV shall deliver to Existing Castle a certificate updating such representations to the date of Closing. ARV's representations set forth in this Paragraph shall survive the Closing.

               14. Mutual Representations. Each party hereto hereby represents and warrants to the other parties hereto as follows:

                      (a) such party has not taken and will not take any action which would cause the fee interest in the Property owned by the LLC to be subject to any liens, encumbrances or charges whatsoever, other than as shown on the title report with respect to the Property, a copy of which is annexed hereto as Exhibit F;

                      (b) other than as set forth on Exhibit G annexed hereto, such party has not incurred on behalf of the LLC any expenses or other items which would constitute liabilities of the LLC, other than (i) with respect to Existing Castle, as shown on the books and records of the LLC on the date hereof and (ii) with respect to ARV, as shown on the books and records of the LLC as of September 30, 1997; it being understood that ARV shall, on or prior to November 21, 1997, deliver a certificate to Existing Castle, updating its representations set forth in this clause (b) through the date hereof; and

                      (c) the only obligations of the LLC to the parties hereto are as set forth in this letter agreement and no party hereto has incurred any obligation of or on behalf of the LLC other than in good faith and in the ordinary course of the LLC's business.

                      Each party hereto's respective representations set forth in this Paragraph shall survive the Closing.

               15. Additional Covenants. (a) Each party hereto agrees that it will not take any of the following actions without the consent of the other party:

                      (i) enter into, amend, terminate or otherwise modify any lease of space at the Project;

                      (ii) incur any obligation on behalf of the LLC; and

                      (iii) modify, amend or terminate any contract with respect to the construction or operation of the Project.

Notwithstanding the foregoing terms of this clause (a), ARV may, in its capacity as manager of the Project, enter into, amend, terminate or otherwise modify any lease or any contract relating to the Project, or incur obligations on behalf of the LLC, in each case, so long as any such action is taken (A) in good faith,
(B) in the ordinary course of the LLC's business and (C) in connection with the management of the residential portion of the Project. In order to maintain, to the extent possible, the operational status quo during the period of uncertainty as to which of the parties to this letter agreement shall be the Purchasing Member, ARV shall not alter or modify the responsibilities or positions of those persons charged with the administration or marketing of the Project, nor alter the status of those professionals or consultants who have heretofore been engaged by the LLC, in each case, without consulting with Existing Castle before taking any such action, it being understood that nothing set forth in this sentence shall be deemed to limit ARV's discretion to make and act upon business decisions in respect of the management of the Project which ARV believes, in its good faith judgment, are necessary to preserve and protect the Project. Notwithstanding the foregoing, ARV shall not, without the consent of Existing Castle, alter or modify the responsibilities of, or terminate the employment of Linda Fine, Julie Biblowitz or Marsha Richmond; provided however, that Existing Castle will not withhold such consent if there is a good faith basis for such modification, alteration or termination.

                      (b) Existing Castle shall, prior to the Closing, use its best efforts, on behalf of the LLC, to obtain from each of the tenants under the leases described on Exhibit C, estoppel certificates dated no sooner than thirty
(30) days prior to the Closing, it being understood that Existing Castle's representation and warranty set forth in Paragraph 12(a) as to the leases described on Exhibit C shall be of no force or effect to the extent that Existing Castle obtains the estoppel certificates described in this clause (b) and such estoppel certificate shall confirm the representations theretofore made by Existing Castle, it being further understood that Existing Castle shall not be required to make any monetary payments to any such tenants in order to obtain such estoppel certificates. ARV shall cooperate with Existing Castle in connection with Existing Castle's obtaining the estoppel certificates described in this clause (b).

                      (c) If ARV is the Purchasing Member, then Existing Castle shall use its best efforts to obtain from each of the contractors performing work in connection with the construction of the Project and relating to the LLC's J51 application for real estate tax exemption in respect of the Project affidavits that such contractors have been paid the amounts stated in the certificate of the architect supervising the construction of the Project, and Existing Castle shall deliver such affidavits to ARV on or prior to the Closing, it being understood that Existing Castle shall not be required to make any monetary payments to any such contractors in order to obtain such affidavits (unless such payments are made on behalf of the LLC and in accordance with the terms of the applicable contract between the LLC and such contractor).

                      (d) Existing Castle shall, within ten (10) days after the date hereof, deliver to ARV a certificate detailing (i) the names of all contractors performing work in connection with the construction of the Project,
(ii) the total amount payable under each such contract with each such contractor, (iii) all change orders in respect of such contracts and the values thereof, (iv) to Existing Castle's best knowledge, the amounts paid or outstanding to any such contractor, (v) whether full lien waivers have been received from each such contractor in respect of all base work and change order work performed by such contractor and (vi) whether any amounts in respect of such contracts are in dispute and the nature of such dispute; such certificate shall be deemed a representation of Existing Castle and shall survive the Closing.

               16. The J51 Application. Each party hereto (a) acknowledges that on or about November 3, 1997, a J51 application for real estate tax exemption in respect of the Project, on behalf of the LLC, will be duly filed pursuant to the J51 application presently in the possession of counsel to the LLC (Paul Korngold, Esq., of Tuchman, Katz, Schwartz, Gelles & Korngold) and (b) agrees to cooperate and to use their respective best efforts to obtain the approval of such J51 application.

               17. No Distributions; LLC Liabilities. Except as otherwise set forth in this letter agreement, the parties hereto agree that from and after the date hereof, through and including the Closing, the LLC shall not make any distribution of cash flow or Capital Contributions without the prior written consent of ARV and Existing Castle, other than in respect of payments to ARV of the Management Fee, payments to Existing Castle of the Construction Management Fee, less the Punchlist Holdback, if any, and payments to unaffiliated third parties of any obligation incurred by the LLC in good faith and in the ordinary course of the LLC's business. The parties hereto further agree that the Purchasing Member shall, at Closing, purchase the non-Purchasing Member's Shares subject to all liabilities of the LLC.

               18. Employment of Linda Fine. ARV, Existing Castle and the LLC shall continue to employ Linda Fine pursuant to the terms of that certain letter agreement dated March 6, 1997 (the "Fine Agreement") until the later of (i) midnight, November 30, 1997 or (ii) the date on which ARV elects to become the Purchasing Member (the "Fine Termination Date"). At 12:01 a.m. on the day after the Fine Termination Date, Linda Fine shall cease to be an employee of ARV and the LLC and shall become an employee of Existing Castle, with Existing Castle assuming all obligations to Linda Fine under the Fine Agreement accruing after the Fine Termination Date.

               19. Further Assurances. Each party hereto shall, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, agreements and assurances as the other party shall from time to time reasonably require (a) to carry into effect the purposes of this letter agreement and (b) for the better assuring and confirming of all of such party's rights, powers and remedies hereunder. Any Exhibits not completed on the date this Agreement is signed shall be completed within ten (10) days of the date hereof.

               20. Guaranty by Existing Castle. Existing Castle acknowledges that Existing Castle's obligations under this letter agreement shall constitute "DKL obligations" for purposes of Section 17.11 of the Operating Agreement.

               21. Legal Fees. Each party hereto shall be responsible for the expenses of its own legal counsel in connection with this letter agreement and the transactions contemplated hereby. In no event shall such legal expenses be deemed expenses of the LLC.

               22. Time of the Essence. Time is of the essence as to each party's obligations under this letter agreement.

               23. Notices. All notices to be delivered under this letter agreement shall be in writing, and shall be delivered in the manner set forth in
Section 17.1 of the Operating Agreement.

               24. Ratification of Operating Agreement. Other than as set forth in this letter agreement, the Operating Agreement is unmodified and continues in full force and effect.

               25. Governing Law. The place of negotiation, execution and delivery of this letter agreement is the State of New York. This letter agreement and the validity, enforceability, construction and interpretation thereof shall be governed by and enforced in accordance with the laws of the State of New York, without reference to the conflicts of law principles of that State.

               26. Counterparts. This letter agreement may be executed in one or more counterparts, each of which, taken together, shall constitute one agreement.

               27. Entire Agreement. This letter agreement, including all exhibits hereto constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other oral understandings and agreements, or instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including, without limitation, any letter of intent, term sheet or written correspondence.

               Please indicate your agreement to the provisions of this letter agreement by executing a copy of same and returning it to the undersigned.


                           Very truly yours,

                           CASTLE SERVICE CO., LLC,
                           a New Jersey limited liability company


                           By:    /s/ Stanley Diamond
                              -------------------------------
                              Name:  Stanley Diamond
                              Title:    Chairman

ACKNOWLEDGED AND AGREED
AS OF NOVEMBER 6, 1997:

ARV ASSISTED LIVING, INC.,
a California corporation


By:  /s/ John A. Booty
   -------------------------------
    Name:  John A. Booty
    Title:    President and CEO



PROSPECT PARK RESIDENCE, LLC,
a New York limited liability company


By:  CASTLE SERVICE CO., LLC,
      a New Jersey limited liability company


      By:   /s/ Stanley Diamond
         -------------------------------
         Name:  Stanley Diamond
         Title:    Chairman


By:  ARV ASSISTED LIVING, INC.,
      a California corporation


      By:   /s/ John A. Booty
         -------------------------------
         Name:  John A. Booty
         Title:    President and CEO